Exhibit 10.9

REPAYMENT GUARANTY

THIS REPAYMENT GUARANTY (the “Guaranty”) is made as of August 3, 2016, by OWENS REALTY MORTGAGE, INC., a Maryland corporation (“Guarantor”), whose address is set forth in Section 9 hereof, in favor of WESTERN ALLIANCE BANK, an Arizona corporation (“Lender”), whose address is 5335 Kietzke Lane, Suite 200, Reno, Nevada 89511.

Section 1                       Except as otherwise provided in this Guaranty, all terms defined in that certain Construction Loan Agreement of even date herewith by and between ZALANTA RESORT AT THE VILLAGE, LLC, a California limited liability company, and ZALANTA RESORT AT THE VILLAGE - PHASE II, LLC, a California limited liability company (individually and collectively, jointly, severally and jointly and severally, the “Borrower”), and Lender (as it may be amended, modified, extended, restated in whole or in part, and renewed from time to time, the “Loan Agreement”) shall have the same meaning when used in this Guaranty.  Such defined terms are denoted in the Loan Agreement and in this Guaranty by initial capital letters.

Section 2                       In order to induce Lender to loan to Borrower the sum of $31,000,000.00 (the “Loan”), to be evidenced by a Secured Promissory Note of even date herewith (as it may be amended, modified, extended, restated in whole or in part, and renewed from time to time, the “Note”) executed by Borrower and payable to the order of Lender, Guarantor hereby unconditionally and irrevocably, jointly and severally, guarantees to Lender and to its successors, endorsees and/or assigns, the full and prompt payment of the principal sum of the Note in accordance with its terms when due, by acceleration or otherwise, together with all interest accrued thereon, the full and prompt payment of all other sums, together with all interest accrued thereon, when due under the terms of the Note, the Loan Agreement and in any deed of trust, security agreement, lease assignment and other assignment or agreement referred to in the Loan Agreement and/or now or hereafter securing the Note or setting forth obligations of Borrower in connection with the Loan (which documents, together with the Note and the Loan Agreement, are collectively referred to herein as the “Loan Documents”). The obligations guaranteed pursuant to this Section 2 are hereinafter referred to as the “Guaranteed Obligations”.

Section 3                       Guarantor agrees, represents and warrants to Lender as follows:

(a) Guarantor shall continue to be liable under this Guaranty and the provisions hereof shall remain in full force and effect notwithstanding (i) any modification, agreement or stipulation between Borrower and Lender, or their respective successors and assigns, with respect to the Loan Documents or the obligations encompassed thereby, including, without limitation, the Guaranteed Obligations; (ii) Lender’s waiver of or failure to enforce any of the terms, covenants or conditions contained in the Loan Documents or in any modification thereof, including, without limitation, the Deed of Trust; (iii) any release of Borrower or any other guarantor from any liability with respect to the Guaranteed Obligations; (iv) any release or subordination of any real or personal property then held by Lender as security for the performance of the Guaranteed Obligations; or (v) Lender’s enforcement of or failure to enforce that certain Completion Guaranty made by Guarantor in favor of Lender (the “Completion Guaranty”).

(b) Guarantor’s liability under this Guaranty shall continue until all sums due under the Note have been paid in full and until all Guaranteed Obligations of Borrower to Lender have been satisfied, and shall not be reduced by virtue of any payment by Borrower of any amount due under the Note or under any of the Loan Documents or by Lender’s recourse to any collateral or security. Guarantor acknowledges that Lender may apply any payment made by Borrower to Lender to any obligation of Borrower to Lender under the terms of any Loan Document in such amounts and such manner as Lender may elect, regardless of whether such application complies with any instruction or designation given or made by Borrower with respect to such payment and agrees that any such application shall not in any manner reduce, extinguish or otherwise affect the liability of the Guarantor hereunder.

(c) Guarantor has and will continue to have full and complete access to any and all information concerning the transactions contemplated by the Loan Documents or referred to therein, the value of the assets owned or to be acquired by Borrower, Borrower’s financial status and its ability to pay and perform the Guaranteed Obligations owed to Lender.  Guarantor further warrants and represents that it has reviewed and approved copies of the Loan Documents and is fully informed of the remedies Lender may pursue, with or without notice to Borrower, in the event of default under the Note or other Loan Documents.  So long as any of the Guaranteed Obligations remains unsatisfied or owing to Lender, Guarantor shall keep itself fully informed as to all aspects of Borrower’s financial condition and the performance of the Guaranteed Obligations.

Section 4                       The liability of Guarantor under this Guaranty is a guaranty of payment and not of collectability, and is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Loan Documents or other instruments relating to the creation or performance of the Guaranteed Obligations or the pursuit by Lender of any remedies which it now has or may hereafter have with respect thereto under the Loan Documents, at law, in equity or otherwise.

Section 5

(a) Guarantor hereby fully and completely waives, releases and relinquishes:  (i) all notices to Guarantor, to Borrower, or to any other person, including, but not limited to, notices of the acceptance of this Guaranty or the creation, renewal, extension, modification or accrual of any of the Guaranteed Obligations owed to Lender and, except to the extent set forth in Section 7 hereof, enforcement of any right or remedy with respect thereto, and notice of any other matters relating thereto; (ii) diligence and demand of payment, presentment, protest, dishonor and notice of dishonor; (iii) any statute of limitations affecting Guarantor’s liability hereunder or the enforcement thereof; (iv) defenses and claims based on principles of suretyship and/or guaranty; (v) any and all benefits under Arizona Revised Statutes Sections 12-1641 through 12-1646 and Rule 17(f) of the Arizona Rules of Civil Procedure; (vi) any and all rights or defenses based on impairment of collateral; (vii) any rights or defenses arising by reason of any “one action” or “anti-deficiency” law or any other law which may prevent Lender from bringing any action, including a claim for deficiency, against Guarantor, before or after Lender’s commencement or completion of any foreclosure action, either judicially or by exercise of a power of sale; (viii) any and all benefits under Arizona Revised Statutes Section 33-814(G) and Section 33-729; and (ix) any defenses given to guarantors at law or in equity other than actual payment and performance of the Guaranteed Obligations.  Notwithstanding any foreclosure of the lien of any deed of trust or security agreement with respect to any or all of any real or personal property secured thereby, whether by the exercise of the power of sale contained therein, by an action for judicial foreclosure or by an acceptance of a deed in lieu of foreclosure, Guarantor shall remain bound under this Guaranty.  Guarantor further agrees that Lender may enforce this Guaranty upon the occurrence and during the continuation of an Event of Default under the Note or the Loan Documents (as Event of Default is defined therein), notwithstanding the existence of any dispute between Borrower and Lender with respect to the existence of the default or performance of the Guaranteed Obligations or any counterclaim, set-off or other claim which Borrower may allege against Lender with respect thereto.  Moreover, Guarantor agrees that its obligations shall not be affected by any circumstances which constitute a legal or equitable discharge of a guarantor or surety.

(b) Guarantor specifically agrees that Guarantor shall not be released from liability hereunder by any action taken by Lender including, without limitation, a nonjudicial sale under the Deed of Trust, that would afford Borrower a defense based on California's anti-deficiency laws, in general, and Code of Civil Procedure Section 580d, in specific.  Without limiting the foregoing, Guarantor expressly understands, acknowledges and agrees as follows:

(i) In the event of a nonjudicial foreclosure (through the exercise of the power of sale under the Deed of Trust): (a) Borrower would not be liable for any deficiency on the Note under California Code of Civil Procedure Section 580d, (b) Guarantor's subrogation fights against the Borrower would thereby be destroyed, (c) Guarantor would be solely liable for any deficiency to Lender (without recourse against Borrower), and (d) Guarantor would thereby be deprived of the anti-deficiency protections of said Section 580d;

(ii) Were it not for Guarantor's knowing and intentional waivers contained herein, the destruction of Guarantor's subrogation rights and anti-deficiency protections would afford Guarantor a defense to an action against Guarantor hereunder; and

(iii) Notwithstanding the foregoing, Guarantor expressly waives any such defense to any action against Guarantor hereunder following a nonjudicial foreclosure sale or in any other circumstance under which Guarantor's subrogation rights against Borrower have been destroyed.

(c) In the event of any default hereunder, Lender may maintain an action upon this Guaranty whether or not action is brought against Borrower and whether or not Borrower is joined in any such action.  Lender may maintain successive actions for other defaults, and Lender's rights hereunder shall not be exhausted or waived, and Lender shall not be estopped to proceed against Guarantor pursuant to this Guaranty, by the exercise of any of Lender's rights or remedies or by any such action or by any number of successive actions, until and unless the Guaranteed Obligations have been fully satisfied and each of Guarantor's obligations hereunder has been fully performed or otherwise satisfied.

(d) Guarantor expressly waives any and all benefits, rights and/or defenses which might otherwise be available to Guarantor under California Civil Code Sections 2787 to 2855, inclusive, and 2899, 2953 and 3433.

(e) Guarantor expressly waives any and all benefits, rights and/or defenses which might otherwise be available to Guarantor under California Code of Civil Procedure Sections 580a, 580b, 580d and 726.  In specific, but not by way of limitation, Guarantor expressly waives any and all fair value rights under California Code of Civil Procedure Section 580a as set forth in Bank of Southern California v. Dombrow, 39 Cal.App.4th 1457, 46 Cal.Rptr.2d 656 (4th Dist., Div. 1, 1995) (decertified).

(f) Any action, whether judicial or nonjudicial or in pursuit of any provisional remedy, taken by Lender against Borrower or against any collateral or security held by Lender which shall impair or destroy any rights Guarantor may have against Borrower shall not act as a waiver or an estoppel of Lender's rights to proceed against and initiate any action against Guarantor to enforce the terms of this Guaranty and until the Guaranteed Obligations have been fully satisfied.

(g) Guarantor expressly waives any defense or benefits arising out of any federal or state bankruptcy, insolvency, or debtor relief laws, including without limitation under Sections 364 or 1111(b)(2) of the United States Bankruptcy Code.

(h) Guarantor acknowledges that Guarantor has been made aware of the provisions of California Civil Code Section 2856, has read and understand the provisions of that statute, have been advised by their counsel as to the scope, purpose and effect of that statute, and based thereon, and without limiting the foregoing waivers, Guarantor agrees to waive all suretyship rights and defenses described in Civil Code Sections 2856(a)-(d).  Without limiting any other waivers herein, Guarantor hereby gives the following waiver pursuant to Section 2856(d) of the California Civil Code:

"Guarantor waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor's rights of subrogation and reimbursement against Borrower by the operation of Section 580d of the Code of Civil Procedure or otherwise."

(i) As provided in Civil Code Section 2856(c), Guarantor makes the following waivers of specific rights afforded under California law:

"Guarantor waives all rights and defenses that Guarantor may have because Borrower's debt is secured by real property.  This means, among other things:

(1)           Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower.

(2)           If Lender forecloses on any real property collateral pledged by Borrower:

(A)           The amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

(B)           Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower."

This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower's debt is secured by real property.  These rights and defenses include, but are not limited to, any rights or defenses based on Section 580a, 580b, 580d, or 726 of the Code of Civil Procedure.

Section 6                       Guarantor agrees that Lender may enforce this Guaranty without the necessity of resorting to or exhausting any security or collateral and without the necessity of enforcing the Completion Guaranty or proceeding against Borrower or any other guarantor, including without limitation, any other Guarantor named herein.  Guarantor hereby waives the right to require Lender to proceed against Borrower, to proceed against any other guarantor, including without limitation any other Guarantor named herein, to foreclose any lien on any real or personal property, to exercise any right or remedy under the Loan Documents, to pursue any other remedy or to enforce any other right.

Section 7

(a) Guarantor agrees that nothing contained herein shall prevent Lender from suing on the Note or from exercising any rights available to it thereunder or under any of the Loan Documents and that the exercise of any of the aforesaid rights shall not constitute a legal or equitable discharge of Guarantor.  Guarantor understands that the exercise by Lender of certain rights and remedies contained in the Loan Documents may affect or eliminate Guarantor’s right of subrogation against Borrower or any other guarantor and that Guarantor may therefore incur a partially or totally non-reimbursable liability hereunder.  Nevertheless, Guarantor hereby authorizes and empowers Lender to exercise, in its sole discretion, any rights and remedies, or any combination thereof, which may then be available to Lender, since it is the intent and purpose of Guarantor that the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances.

(b) Guarantor hereby waives, releases, and relinquishes any and all rights of reimbursement, contribution, and subrogation, which Guarantor may now or hereafter have against Borrower. Guarantor further agrees that, to the extent the waiver of its rights of subrogation as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation Guarantor may have against Borrower or against any collateral or security shall be junior and subordinate to any right Lender may have against Borrower and to all right, title and interest Lender may have in any collateral or security.  Lender may, in accordance with applicable laws, use, sell or dispose of any item of collateral or security as it sees fit without regard to any subrogation right Guarantor may have, and upon disposition or sale, any right of subrogation Guarantor may have shall terminate.  With respect to the enforced collection of the Guaranteed Obligations or the foreclosure of any security interest in any personal property collateral then securing the Guaranteed Obligations, Lender agrees to give Guarantor five (5) days’ prior written notice, in the manner set forth in Section 9 hereof, of any sale or disposition of any such personal property collateral, other than collateral which is perishable, threatens to decline speedily in value, is of a type customarily sold on a recognized market, or is cash, cash equivalents, certificates of deposit or the like.

(c) Guarantor’s sole right with respect to any such foreclosure of real or personal property collateral shall be to bid at such sale in accordance with applicable law.  Guarantor acknowledges and agrees that Lender may also bid at any such sale and in the event such collateral is sold to Lender in whole or in partial satisfaction of the Guaranteed Obligations, Guarantor shall have no further right or interest with respect thereto.  Notwithstanding anything to the contrary contained herein, no provision of this Guaranty shall be deemed to limit, decrease, or in any way to diminish any rights of set-off Lender may have with respect to any cash, cash equivalents, certificates of deposit or the like which may now or hereafter be put on deposit with Lender by Borrower.

(d) To the extent any dispute exists at any time between or among any of the guarantors as to Guarantor’s right to contribution or otherwise, Guarantor agrees to indemnify, defend and hold Lender harmless for, from and against any loss, damage, claim, demand, cost or any other liability (including reasonable attorneys’ fees and costs) Lender may suffer as a result of such dispute.

(e) If from time to time Borrower shall have liabilities or obligations to Guarantor, such liabilities and obligations and any and all assignments as security, grants in trust, liens, mortgages, security interests, other encumbrances, and other interests and rights securing such liabilities and obligations shall at all times be fully subordinate with respect to (i) assignment as security, grant in trust, lien, mortgage, security interest, other encumbrance, and other interest and right (if any), (ii) time and right of payment and performance, and (iii) rights against any collateral therefor (if any), to payment and performance in full of the Guaranteed Obligations and the right of Lender to realize upon any or all security for such obligations.  Guarantor agrees that such liabilities and obligations of Borrower to Guarantor shall not be secured by any assignment as security, grant in trust, lien, mortgage, security interest, other encumbrance or other interest or right in any property, interests in property, or rights to property of Borrower and that Borrower shall not pay, and Guarantor shall not receive, payments of any or all liabilities or obligations of Borrower to Guarantor until after payment and performance of the Guaranteed Obligations in full.  If, notwithstanding the foregoing, Guarantor receives any payment from Borrower, such payment shall be held in trust by Guarantor for the benefit of Lender, shall be segregated from the other funds of Guarantor, and shall forthwith be paid by Guarantor to Lender and applied to payment of the Guaranteed Obligations, whether or not then due.  To secure the Guaranteed Obligations, Guarantor grants to Lender a lien and security interest in all liabilities and obligations of Borrower to Guarantor, in any assignments as security, grants in trust, liens, mortgages, security interests, other encumbrances, other interests or rights securing such liabilities and obligations, and in all of Guarantor’s right, title, and interest in and to any payments, property, interests in property, or rights to property acquired or received by Guarantor from Borrower in respect of any liabilities or obligations of Borrower to Guarantor.

(f) Guarantor agrees to indemnify and hold Lender harmless for, from and against any and all losses, liabilities, obligations, claims, demands, damages, penalties, judgments, costs, and expenses, including legal fees and expenses, howsoever and by whomsoever asserted, arising out of or in any way connected with any default by Borrower under any Tenant Lease.  Guarantor’s obligations under the foregoing indemnification shall survive the enforcement of the Deed of Trust, whether by court action or pursuant to the power of sale or other rights contained in the Deed of Trust.

Section 8

(a) As an inducement to Lender to disburse the proceeds of the Loan to Borrower, Guarantor represents and warrants to Lender that the following statements are true, correct and complete as of the date hereof and will be true, correct and complete as of the Closing Date.

(i) Guarantor is a corporation, duly organized and validly existing under the laws of the State of Maryland.  Guarantor’s correct legal name is “OWENS REALTY MORTGAGE, INC.”.  Guarantor has all requisite power and authority, rights and franchises to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, and to enter into and perform this Guaranty and the other Loan Documents to which Guarantor is a party (the “Guarantor Documents”).

(ii) Guarantor has made all filings and is in good standing in the State of Maryland and has made all filings as a foreign corporation and is in good standing in each other jurisdiction in which the character of the property it owns or the nature of the business it transacts makes such filings necessary or where the failure to make such filings could have a materially adverse effect on the business, operations, assets or condition of Guarantor.

(iii) The execution, delivery and performance of the Guarantor Documents by Guarantor are within Guarantor’s power and authority and have been duly authorized by all necessary action by Guarantor.

(iv) The execution, delivery and performance of the Guarantor Documents by Guarantor will not violate (i) Guarantor’s articles of incorporation, bylaws, or any other formation document, as applicable; (ii) any legal requirement affecting Guarantor or any of its property; or (iii) any agreement to which Guarantor is a party or by which it or any of its property is bound and will not result in or require the creation of any lien upon any of its property.

(v) No approvals, authorizations or consents of any trustee or holder of any indebtedness or obligation of Guarantor are required for the due execution, delivery and performance by Guarantor of the Guarantor Documents.

(vi) This Guaranty and the other Guarantor Documents have been duly executed by Guarantor, and are legally valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

(vii) There exists no material violation of or material default by Guarantor and, to the best knowledge of Guarantor, no event has occurred which, upon the giving of notice or the passage of time, or both, would constitute a material default with respect to (a) the terms of any instrument evidencing or securing any indebtedness of Guarantor, (b) any lease or other agreement affecting the Project, (c) any license, permit, statute, ordinance, law, judgment, order,  writ, injunction, decree, rule or regulation of any Governmental Authority, or any determination or award of any arbitrator to which Guarantor or the Project may be bound, or (d) any mortgage, instrument, agreement or document by which Guarantor, or any of its properties is bound.

(viii) There is no action, suit, investigation, proceeding or arbitration (whether or not purportedly on behalf of Guarantor) at law or in equity or before or by any foreign or domestic court or other governmental entity (a “Legal Action”), pending or, to the knowledge of Guarantor, threatened against or affecting Guarantor or any of its assets which could reasonably be expected to result in any material adverse change in the business, operations, assets (including the Project) or condition (financial or otherwise) of Guarantor or would materially and adversely affect Guarantor’s ability to perform its obligations under the Guarantor Documents.  There is no basis known to Guarantor for any such action, suit or proceeding.  Guarantor is not (a) in violation of any applicable law which violation materially and adversely affects or may materially and adversely affect its business, operations, assets (including the Project) or condition (financial or otherwise), (b) subject to, or in default with respect to, any other legal requirement that would have a materially adverse effect on its business, operations, assets (including the Project) or condition (financial or otherwise), or (c) in default with respect to any agreement to which it is a party or by which it is bound.  There is no Legal Action pending or, to the knowledge of Guarantor, threatened against or affecting Guarantor questioning the validity or the enforceability of this Guaranty or any of the other Guarantor Documents.

(ix) Guarantor has good, sufficient and legal title to all properties and assets reflected in its most recent balance sheet delivered to Lender, except for assets disposed of in the ordinary course of business since the date of such balance sheet.

(x) There is no fact known to Guarantor that materially and adversely affects the business, operations, assets or condition (financial or otherwise) of Guarantor which has not been disclosed in this Guaranty or in other documents, certificates and written statements furnished to Lender in connection herewith.

(xi) All tax returns, extension filings, and reports of Guarantor required to be filed by it have been timely filed, and all taxes, assessments, fees and other governmental charges upon Guarantor or upon its properties, assets, income and franchises which are due and payable have been paid when due and payable.  Guarantor does not know of any proposed tax assessment against it or its property (including the Project) that would be material to its condition (financial or otherwise), and Guarantor has not contracted with any government entity in connection with such taxes.

(xii) The financial statements and all financial data previously delivered to Lender in connection with the Loan and/or relating to Guarantor are true, correct and complete in all material respects.  Such financial statements fairly present the financial position of the subject thereof as of the date thereof.  No material adverse change has occurred in such financial position and, except for this Loan, no borrowings have been made by Guarantor since the date thereof which are secured by, or might give rise to, a lien or claim against the Project or the proceeds of this Loan.

(b) Guarantor covenants and agrees to provide to Lender the financial statements and tax returns Borrower is required to deliver or cause to be delivered pursuant to the Loan Agreement with respect to Guarantor.

(c) Guarantor covenants and agrees to immediately notify Lender of any material adverse change in Guarantor’s financial status.

(d) No assets belonging to Borrower or Guarantor (whether or not disclosed in a financial statement or loan application to Lender) have been transferred into an asset protection trust or an irrevocable trust within two (2) years prior to the date of this Guaranty.

(e) Guarantor will not transfer any assets into an asset protection trust or an irrevocable trust while any indebtedness is owing to Lender, without Lender’s prior written consent.

Section 9                       All notices, requests and demands to be made hereunder to the parties hereto shall be in writing and shall be delivered by hand, or sent by registered or certified mail, postage prepaid, through the United States Postal Service to the addresses shown below or such other addresses which the parties may provide to one another in accordance herewith.  Such notices, requests and demands, if sent by mail, shall be deemed given two (2) days after deposit in the United States mail, and if delivered by hand shall be deemed given when delivered.

To Guarantor:	Owens Mortgage Realty, Inc.
2221 Olympic Boulevard
Walnut Creek, California 94595

To Lender:	Western Alliance Bank
5335 Kietzke Lane, Suite 200
Reno, Nevada 89511

This Guaranty shall be binding upon Guarantor, its successors and assigns and shall inure to the benefit of and shall be enforceable by Lender, its successors, endorsees and assigns. Any married person executing this Guaranty agrees that recourse may be had against community assets and against his or her separate property for the satisfaction of all obligations herein guaranteed. As used herein, the singular shall include the plural, and the masculine shall include the feminine and neuter and vice versa, if the context so requires.

Section 10                       If any or all of the Guaranteed Obligations are not paid when due, Guarantor agrees to pay all costs of enforcement and collection and preparation therefore (including, without limitation, reasonable attorneys’ fees) whether or not any action or proceeding is brought (including, without limitation, all such costs incurred in connection with any bankruptcy, receivership, or other court proceedings (whether at the trial or appellate level)).

Section 11                       THIS GUARANTY HAS BEEN DELIVERED IN ARIZONA, AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ARIZONA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES.  THE COURTS OF ARIZONA, FEDERAL OR STATE, SHALL HAVE JURISDICTION OF ALL LEGAL ACTIONS ARISING OUT OF THIS GUARANTY.  BY EXECUTING THIS GUARANTY, GUARANTOR CONSENTS AND SUBMITS TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS OF ARIZONA.

Section 12                       Guarantor grants to Lender a contractual security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Guarantor’s right, title and interest in and to, Guarantor’s accounts with Lender (whether checking, savings, or some other account), including, without limitation, all accounts held jointly with someone else and all accounts Guarantor may open in the future, excluding, however, all Ira and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Guarantor authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Note against any and all such accounts.

Section 13                       This Guaranty is solely for the benefit of Lender, its successors, endorsees and assigns, and is not intended to nor shall it be deemed to be for the benefit of any third party, including Borrower.

Section 14                       This Guaranty may be executed in counterparts, all of which executed counterparts shall together constitute a single document.

Section 15                       If any provision of this Guaranty is unenforceable, the enforceability of the other provisions shall not be affected and they shall remain in full force and effect.

Section 16

(a) THE UNDERSIGNED AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE UNDERSIGNED AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS GUARANTY OR ANY OTHER RELATED DOCUMENT OR LOAN DOCUMENT.  THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS.

(b) In the event any legal proceeding is filed in a court of the State of California (the “Court”) by or against any party hereto in connection with any controversy, dispute or claim directly or indirectly arising out of or relating to this Guaranty or the transactions contemplated hereby (whether based on contract, tort or any other theory) (each, a “Claim”) and the waiver set forth in the preceding paragraph is not enforceable in such action or proceeding, the parties hereto agree as follows:

(i) With the exception of the matters specified in paragraph (ii) below, any Claim will be determined by a General Reference Proceeding in accordance with the provisions of California Code of Civil Procedure Sections 638 through 645.1.  The parties intend this General Reference Agreement to be specifically enforceable in accordance with California Code of Civil Procedure Section 638.  Except as otherwise provided in the Loan Documents, venue for the reference proceeding will be in the State or Federal court in the county or district where venue is otherwise appropriate under applicable law.

(ii) The following matters shall not be subject to a General Reference Proceeding: (1) non-judicial foreclosure of any security interests in real or personal property, (2) exercise of self-help remedies (including, without limitation, set-off), (3) appointment of a receiver and (4) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions).  This Guaranty does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (1) - (4) and any such exercise or opposition does not waive the right of any party to a reference proceeding pursuant to this Guaranty.

(iii) Upon the written request of any party, the parties shall select a single referee, who shall be a retired judge or justice.  If the parties do not agree upon a referee within ten (10) days of such written request, then, any party may request the court to appoint a referee pursuant to California Code of Civil Procedure Section 640(b).  A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted.

(iv) All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except when any party so requests, a court reporter will be used and the referee will be provided a courtesy copy of the transcript. The party making such request shall have the obligation to arrange for and pay costs of the court reporter, provided that such costs, along with the referee’s fees, shall ultimately be borne by the party who does not prevail, as determined by the referee.

(v) The referee may require one or more prehearing conferences. The parties hereto shall be entitled to discovery, and the referee shall oversee discovery in accordance with the rules of discovery, and may enforce all discovery orders in the same manner as any trial court judge in proceedings at law in the State of California.  The referee shall apply the rules of evidence applicable to proceedings at law in the State of California and shall determine all issues in accordance with applicable state and federal law. The referee shall be empowered to enter equitable as well as legal relief and rule on any motion which would be authorized in a trial, including, without limitation, motions for default judgment or summary judgment. The referee shall report his decision, which report shall also include findings of fact and conclusions of law.

(c) The parties recognize and agree that all claims resolved in a general reference proceeding pursuant hereto will be decided by a referee and not by a jury.

Section 17                       By its signature below, Guarantor acknowledges and agrees to the financial reporting covenants applicable to Guarantor set forth in Section 6.12 of the Loan Agreement and to the Liquidity covenant set forth in Section 6.29 of the Loan Agreement.

 [Signature Page Follows]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

OWENS REALTY MORTGAGE, INC., a Maryland corporation

By: /s/ William C. Owens
Name: William C. Owens
Title: Chairman of the Board

                                     “GUARANTOR”

Signature Page to Repayment Guaranty